Exhibit 99.1

Corium Reports Positive Preliminary Results in Alzheimer’s Clinical Study

Once-Weekly Corplex™ Donepezil Patch Achieves Bioequivalence to Aricept®

MENLO PARK, Calif., May 11, 2017 (GLOBE NEWSWIRE) -- Corium International, Inc. (Nasdaq: CORI), a commercial-stage biopharmaceutical company focused on the development, manufacture and commercialization of specialty transdermal products, today reported preliminary positive results from its recently completed pilot bioequivalence (BE) study demonstrating that its Corplex™ Donepezil product candidate successfully met the criteria for bioequivalence to oral Aricept® (donepezil hydrochloride) using primary pharmacokinetic (PK) endpoints previously established with the US Food and Drug Administration (FDA).  Corplex Donepezil is a proprietary once-weekly transdermal patch for delivery of the most commonly prescribed treatment for all stages of Alzheimer’s disease.

The pilot BE study was  a six-month, three-period, randomized crossover study comparing the steady-state pharmacokinetic profiles of once-daily oral Aricept with two Corplex Donepezil transdermal patches that differed only in size.  Corium reported that the steady-state PK profiles of the transdermal dosage forms exhibited a close similarity with the oral dosage form PK results, and that the smaller of the two patches met the statistical criteria for bioequivalence at steady-state, based on the primary PK parameters of Cmax (maximum plasma concentration) and AUC (area under the curve).

Both Corplex transdermal treatments were well tolerated, with favorable adhesion, skin safety and gastrointestinal side effect profiles after application of over 500 patches in the course of the study.  For example, the incidence of nausea in subjects on the smaller patch was more than four-fold lower than the incidence of nausea with oral Aricept.

Corium is pursuing the bioequivalence-based development and regulatory pathway for Corplex Donepezil after receiving positive written feedback on this approach from the FDA in April 2016.  The pilot study was designed with the objective of enabling the company to finalize patch size and other key parameters to successfully demonstrate bioequivalence in a pivotal BE study.  Corium is planning to start its pivotal BE study later this year and remains on track to file a Section 505(b)(2) New Drug Application (NDA) for the product candidate in 2018.  The pivotal study will be a  simpler, two-way crossover design compared to the three-way crossover pilot study.

“We are extremely pleased that our Corplex Donepezil patches performed as well as we had projected, and that one of the tested patches actually met the regulatory bioequivalence criteria at the pilot stage.  Based on these results, we can now move forward knowing that we have a product candidate that can meet the bioequivalence-based registration criteria,” said Parminder “Bobby” Singh, Ph.D., Chief Technology Officer and Vice President of Research and Development of Corium.  “With this exciting clinical progress, we  are finalizing the scale up and related activities to support the start of our pivotal study this fall, with the objective of filing our NDA in 2018.”

“I am encouraged by the rapid clinical development of Corium’s once-weekly transdermal donepezil product,” added Pierre N. Tariot, M.D., a leading authority on Alzheimer’s disease research who is Director of the Banner Alzheimer’s Institute in Phoenix, Arizona, co-director of the NIH-funded Alzheimer’s Prevention Initiative, and a clinical advisor to Corium.  “Given the inherent challenges we face treating persons with Alzheimer’s, as well as limitations of currently available medications, I am hopeful that the transdermal approach can afford improved compliance and potential clinical benefits that could truly matter to both our patients and their families.”

Study Design

The pilot BE study was performed at a single trial site and enrolled 60 healthy male and female volunteers aged 20 to 78, with over 80% of the subjects over the age of 40.

The study, conducted over a period of six months, was a three-period, randomized crossover study comparing the steady-state PK profiles of once-daily oral Aricept with two Corplex Donepezil transdermal patches that differed only in size.

During each period, study participants received one week of 5mg per day of donepezil, followed by 4 weeks of 10mg per day of donepezil.  PK measurements were evaluated during the fifth week of each treatment period, when plasma concentrations had achieved steady state levels.  PK samples for subjects receiving the transdermal treatments were taken on a daily basis throughout this fifth week; subjects receiving oral Aricept had PK samples taken on the last day of the fifth week.  There was a three-week washout period between treatment periods.

The primary objective was to enable the company to finalize key parameters for the pivotal BE study, including determination of the final patch size and the required number of subjects.  The secondary objectives were assessment of safety and tolerability.

About Alzheimer's Disease and Donepezil

Alzheimer's disease is a progressive brain disorder in which the brain cells degenerate and die, causing a steady decline in memory and mental function.  An estimated 5.5 million Americans are living with Alzheimer's disease in 2017; by 2025, this number is expected to exceed 7 million.  Alzheimer's disease is the most common cause of dementia among older adults.  Dementia ranges in severity from mild, when it is just beginning to affect a person's functioning, to moderate, and severe, when the person must depend on others for the basic activities of day-to-day life.

Donepezil (the active ingredient in Aricept) is the most widely prescribed medication in a class of Alzheimer's drugs known as cholinesterase inhibitors, and is approved for the treatment of mild, moderate and severe disease.  Donepezil is currently only available in tablet or orally disintegrating tablet form, each administered once daily, presenting compliance challenges for family members and caregivers who cannot rely on patients to consistently take their daily tablets, and is known to cause gastrointestinal side effects, including nausea, vomiting and loss of appetite.

About Corplex

Corium's Corplex system is a novel commercial-stage platform technology designed to broadly enable the transdermal delivery of small molecules, many of which have not previously been amenable to transdermal delivery.  Corplex advanced transdermal and transmucosal systems are broadly adaptable for use in multiple drug categories and indications, and have the potential to reduce quantities of active ingredient utilized in transdermal products.  Additionally, Corplex transdermal patches can enable efficient drug delivery, and adhere to either wet or dry surfaces for an extended period of time.  Corium's Corplex technology has been successfully commercialized in Procter & Gamble's Crest® Whitestrips products, and is being utilized in several proprietary therapeutic products under development.

Conference Call and Webcast Details

Corium will host a conference call today at 8:30 a.m. ET (5:30 a.m. PT) to discuss the financial results for the second fiscal quarter ended March 31, 2017 and the preliminary results of the Corplex Donepezil pilot bioequivalence study.  Investors and analysts can access the call toll-free by dialing (844) 831-3024 (United States) or +1 (315) 625-6887 (international).  The conference ID# is 20268962.  The conference call will also be available via a live audio webcast which may be accessed here, or by visiting the Investors section of Corium's website at http://ir.coriumgroup.com/events.cfm where an accompanying slide presentation will be available.  The webcast will be archived on the Corium website for two weeks following the presentation.

About Corium

Corium International, Inc. is a commercial-stage biopharmaceutical company focused on the development, manufacture and commercialization of specialty pharmaceutical products that leverage the company's broad experience with advanced transdermal and transmucosal delivery systems.  Corium has multiple proprietary programs in preclinical and clinical development, focusing primarily on the treatment of neurological disorders, with lead programs in Alzheimer's disease.  Corium has developed and is the sole commercial manufacturer of seven prescription drug and consumer products with partners Mayne Pharma and Procter & Gamble.  The company has two proprietary transdermal platforms: Corplex™ for small molecules and MicroCor®, a biodegradable microstructure technology for small molecules and biologics, including vaccines, peptides and proteins.  The company's late-stage pipeline includes a contraceptive patch co-developed with Agile Therapeutics and additional transdermal products that are being developed with other partners.  For further information, please visit www.coriumgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our clinical trial and regulatory timing and plans, the achievement of clinical and commercial milestones, and the advancement of our technologies as well as our proprietary, co-developed and partnered products and product candidates.  Forward-looking statements are based on management's current expectations and projections and are subject to risks and uncertainties, which may cause Corium's actual results to differ materially from the statements contained herein.  Further information on potential risk factors that could affect Corium's business and its results are detailed in Corium's Quarterly Report on Form 10-Q for the quarter ended December 31, 2016, filed with the Securities and Exchange Commission (SEC) on February 14, 2017, and other reports as filed from time to time with the SEC.  Undue reliance should not be placed on forward-looking statements, especially guidance on future financial or operating performance, which speaks only as of the date they are made.  Corium undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Corplex™ and MicroCor® are trademarks of Corium International Inc.

Aricept® is a registered trademark of Eisai R&D Management Co, Ltd.

Crest® Whitestrips is a registered trademark of The Procter & Gamble Company.

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